Exhibit 99.1

Gevo and Toray Announce Commercial Progress for Renewable PET

Englewood, CO—June 27, 2011—Gevo, Inc. (NASDAQ: GEVO), a leading renewable chemicals and advanced biofuels company, today announced that it has successfully produced fully renewable and recyclable polyethylene terephthalate (PET) with its potential customer, Toray Industries, Inc. (Toray) one of the world’s leading producers of fibers, plastics and chemicals. Around 50 million tons of PET are produced annually for conversion into films and bottles for packaging; fibers for non-wovens and textiles; and, resins for automotive applications. In April, 2010, the two companies signed a non-binding letter of interest for the future supply of renewable para-xylene derived from Gevo’s isobutanol sometime in 2012 or thereafter.

Working directly with this important potential customer, Gevo employed prototypes of commercial operations from the petrochemical and refining industries to make para-xylene from isobutanol. This renewable para-xylene was sent to Toray for conversion into biobased PET articles. Toray employed its existing technology and new technology jointly developed with Gevo and used Gevo’s para-xylene and commercially available renewable mono ethylene glycol (MEG) to produce fully renewable PET (all of the carbon in this PET is renewable).

Gevo is planning to exhibit these biobased PET samples at the upcoming “BioPlastek 2011 Forum,” which will be held at The Waldorf-Astoria in New York, New York, on June 27-29, 2011.

“We believe there is strong customer demand for fully renewable, non-petroleum derived PET and we are working to fill that demand as soon as possible. Last month, we disclosed that we had provided renewable para-xylene to international brand owners for evaluation and the production of a fully renewable bottle from PET,” said Christopher Ryan, Ph.D., President and COO of Gevo. “We are pleased to have validated this technology with Toray and look forward to building a market for fully renewable PET as soon as possible.”

“Companies today are looking for ways to introduce new products and packaging that helps meet the growing consumer demand for environmentally friendly products while at the same time, contributing to the sustainability goals of their companies,” said Chiaki Tanaka, Executive Vice President and CTO of Toray. “Our partnership with Gevo and our internal progress to date suggest we are on track to help our customers fulfill these needs.”

The next step in this collaboration between Gevo and Toray is to move from lab-scale “proof of concept” to establishing commercial-scale operations. Gevo is currently working with partners to optimize the process technology needed to produce para-xylene from isobutanol at commercial-scale and competitive economics.

About Gevo

Gevo is converting existing ethanol plants into biorefineries to make renewable building block products for the chemical and fuel industries. The Company plans to convert renewable raw materials into isobutanol and renewable hydrocarbons that can be directly integrated on a “drop in” basis into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com

About Toray

Toray is an integrated chemical industry group developing its business in 22 countries and regions worldwide. Toray Group fuses nanotechnology into its operations, using organic synthetic chemistry, polymer chemistry and biotechnology as its core technologies. In addition to its foundation businesses of fibers & textiles and plastics & chemicals, Toray business units promote the global development of IT-related products, carbon fiber composite materials, pharmaceuticals and medical products, environmental products & engineering products including water treatment and products in other pivotal business fields.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to Gevo’s ability to produce para-xylene from biobased isobutanol at commercial scale and competitive economics, Gevo and Toray’s ability to produce 100% fully renewable and recyclable PET at commercial scale and competitive economics, the level of market demand for renewable PET, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2010, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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